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                                                                     EXHIBIT (m)

CALCULATION EXHIBIT FOR AMERICAN VISION SERIES VUL 2002

ASSUMPTIONS:
MALE, ISSUE AGE 40, PREFERRED NONSMOKER
FACE AMOUNT OF 400,000.00
GUIDELINE PREMIUM TEST, LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 4,440.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                   BEGINNING
                    OF MONTH      GROSS
POLICY   POLICY         CASH    PREMIUM   PREMIUM     ASSET     ADMIN     RIDER
  YEAR    MONTH        VALUE       PAID      LOAD    CHARGE    CHARGE    CHARGE
     5        1    10,667.70   4,440.00    388.50      7.36     73.72      0.00
     5        2    14,684.14       0.00      0.00      7.34     73.72      0.00
     5        3    14,648.95       0.00      0.00      7.32     73.72      0.00
     5        4    14,613.63       0.00      0.00      7.31     73.72      0.00
     5        5    14,578.17       0.00      0.00      7.29     73.72      0.00
     5        6    14,542.58       0.00      0.00      7.27     73.72      0.00
     5        7    14,506.86       0.00      0.00      7.25     73.72      0.00
     5        8    14,471.01       0.00      0.00      7.24     73.72      0.00
     5        9    14,435.01       0.00      0.00      7.22     73.72      0.00
     5       10    14,398.88       0.00      0.00      7.20     73.72      0.00
     5       11    14,362.61       0.00      0.00      7.18     73.72      0.00
     5       12    14,326.21       0.00      0.00      7.16     73.72      0.00

                      COST                   END                              END           END
                        OF        NET   OF MONTH            OUTSTANDING  OF MONTH      OF MONTH
POLICY  POLICY   INSURANCE INVESTMENT       CASH  SURRENDER       LOAN  CASH SURR         DEATH
  YEAR   MONTH      CHARGE   EARNINGS      VALUE     CHARGE    BALANCE      VALUE       BENEFIT
     5       1       16.11      62.13  14,684.14   1,313.50       0.00  13,370.64    400,000.00
     5       2       16.11      61.98  14,648.95   1,295.00       0.00  13,353.95    400,000.00
     5       3       16.11      61.83  14,613.63   1,276.50       0.00  13,337.13    400,000.00
     5       4       16.11      61.68  14,578.17   1,258.00       0.00  13,320.17    400,000.00
     5       5       16.11      61.53  14,542.58   1,239.50       0.00  13,303.08    400,000.00
     5       6       16.11      61.38  14,506.86   1,221.00       0.00  13,285.86    400,000.00
     5       7       16.11      61.23  14,471.01   1,202.50       0.00  13,268.51    400,000.00
     5       8       16.12      61.08  14,435.01   1,184.00       0.00  13,251.01    400,000.00
     5       9       16.12      60.93  14,398.88   1,165.50       0.00  13,233.38    400,000.00
     5      10       16.12      60.77  14,362.61   1,147.00       0.00  13,215.61    400,000.00
     5      11       16.12      60.62  14,326.21   1,128.50       0.00  13,197.71    400,000.00
     5      12       16.12      60.46  14,289.67   1,110.00       0.00  13,179.67    400,000.00


THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:


POLICY YEAR
The policy year is assumed to be 5, as described above.


POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.


BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.


GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 4,440.00 as described above.

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PREMIUM LOAD
The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 8.75% of gross premium paid. In year 5 month 1, the premium load is therefore 8.75% x 4,440.00 = 388.50.


ASSET CHARGE
The asset charge is a percentage of the separate account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of separate account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.60% and the cash value at the time that the charge is deducted is:

   Cash Value = BOM CV + Gross Premium Paid - Premium Load
   Cash Value = 10,667.70 + 4,440.00 - 388.50 (values are from the Detailed
                Representation above)
   Cash Value = 14,719.20

The asset charge is therefore 0.60%/12 x 14,719.20 = 7.36.


ADMIN CHARGE
The admin charge is the sum of the Policy Charge and the Administration and Issue Expense Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administration and Issue Expense Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore
6.00 + (0.1693 x 400,000.00 / 1,000) = 73.72.


RIDER CHARGE
The rider charge is the sum of the charges for all riders present, except for the Secondary Guarantee Rider (SGR) and the Waiver of Monthly Deduction Rider
(WMD). The SGR is calculated at the same point in time as the Cost of Insurance Charge because it uses the same net amount at risk. The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including SGR and WMD) are present; the rider charge (as well as SGR charge and WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.


COST OF INSURANCE CHARGE
The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 4 different DB options:

          level DB option,      guideline premium test: DB = Max (face amount
                                , cash value x IRS Corridor Factor)
     increasing DB option,      guideline premium test:  DB = Max (face amount
     + cash value (floored at 0), cash value x IRS Corridor Factor)
          level DB option,      cash value accumulation test: DB = Max (face
     amount                     , cash value x NSP Corridor Factor)
     increasing DB option, cash value accumulation test: DB = Max (face amount + cash value (floored at 0), cash value x NSP Corridor Factor)

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy, the Supplemental Coverage Term Rider, and the Adjustable Benefit Term Rider. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest is 3.00%, so the monthly discount factor is calculated as follows:

  monthly discount factor = ROUND {(1 + guaranteed interest rate)(to the power
                            of) (1/12), 7}
  monthly discount factor = ROUND {(1 + 3.00%)(to the power of)(1/12), 7} monthly discount factor = 1.0024663

The NAR is:
                      NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

      level DB option, guideline premium test
              face amount = 400,000.00
               cash value = BOM CV + Gross Premium Paid - Premium Load - Asset
                            Charge - Admin Charge - Rider Charge
               cash value = 10,667.70 + 4,440.00 - 388.50 - 7.36 - 73.72 - 0.00 cash value = 14,638.12
      IRS Corridor Factor = 2.22
  monthly discount factor = 1.0024663
         monthly COI rate = 0.0000419

                       DB = Max (face amount / monthly discount factor, cash
                            value x IRS Corridor Factor)
                       DB = Max (400,000.00 / 1.0024663, 14,638.12 x 2.22)
                       DB = Max (399,015.90706840, 32,496.63)
                       DB = 399,015.90706840

                      NAR = DB - Max (0, cash value)
                      NAR = 399,015.90706840 - Max (0, 14,638.12)
                      NAR = 399,015.90706840 - 14,638.12
                      NAR = 384,377.78706840

               COI charge = monthly COI rate x NAR
               COI charge = 0.0000419 x 384,377.78706840
               COI charge = 16.11


NET INVESTMENT EARNINGS
The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.74%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

     annual net interest rate = ROUND{([ {(1+I)(to the power of)(1/365)} x
                                {1-(IMF/365)} ](to the power of) 365) - 1, 4}

          where:
            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.74%, we have:

      annual net interest rate = ROUND{([ {(1+I)(to the power of)(1/365)} x
                                 {1-(IMF/365)} ](to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ {(1+6.00%)(to the power of)(1/365)} x
                                 {1-(0.74%/365)}](to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ {(1.06)(to the power of)(1/365)} x
                                 {1-0.00002027}](to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ 1.00015965 x 0.99997973 ] (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{(1.00013938 (to the power of) 365) - 1,
                                 4}
      annual net interest rate = ROUND{(1.05218487 - 1, 4} annual net interest rate = ROUND{0.05218487, 4} annual net interest rate = 0.0522 which expressed as a percentage is 5.22%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

                    cash value = BOM CV + Gross Premium Paid - Premium Load -
                                 Asset Charge - Admin Charge - Rider Charge -
                                 COI Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

     monthly net interest rate = [(1 + annual net interest rate) (to the power
                                  of) (1/12)] - 1
     monthly net interest rate = [(1 + 0.0522)(to the power of)(1/12)] - 1 monthly net interest rate = [1.0522 (to the power of)(1/12)] - 1 monthly net interest rate = 1.0042493 - 1
     monthly net interest rate = 0.0042493

For example, in year 5 month 1, we have the following:

                    cash value = BOM CV + Gross Premium Paid - Premium Load -
                                 Asset Charge - Admin Charge - Rider Charge -
                                 COI Charge
                    cash value = 10,667.70 + 4,440.00 - 388.50 - 7.36 - 73.72 -
                                 0.00 - 16.11
                    cash value = 14,622.01

       net investment earnings = cash value x monthly net interest rate net investment earnings = 14,622.01 x 0.0042493 net investment earnings = 62.13


END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin
           Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:
  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin
           Charge - Rider Charge - COI Charge + Net Investment Earnings

  EOM CV = 10,667.70 + 4,440.00 - 388.50 - 7.36 - 73.72 - 0.00 - 16.11 + 62.13
  EOM CV = 14,684.14


SURRENDER CHARGE
The surrender charge is defined as a percentage of the annual target premium on the base policy on new issues, and to any increase in face amount. The percentages are as follows:

                                    IA 0-89              IA 90
               END OF YR          PERCENTAGE          PERCENTAGE
                   1                  45                  45
                   2                  40                  40
                   3                  35                  35
                   4                  30                  30
                   5                  25                  25
                   6                  20                  20
                   7                  15                  15
                   8                  10                  10
                   9                   5                   0
                  10                   0                   0

For issue ages up to 89, the surrender charge grades down linearly on a monthly basis from the end of year 1 value over the next 9 years, reaching $0 at the end of 10 years. For issue age 90, the surrender charge is level for the first year and after the first year, grades down linearly on a monthly basis to the rate at the end of the following year.

For example, in year 5 month 1, we have the following:

                                       annual target premium = 0.00
                                  year 1 month 12 percentage = 45
  N1 = # of months from year 1 month 12 until year 5 month 1 = 37 N2 = # of months from year 1 month 12 until year 10 month 12 = 108 surrender charge = year 1 month 12
                                                               percentage x (1 -
                                                               N1/N2) x annual
                                                               target premium
                                            surrender charge = 0.45 x (1 - 37/
                                                               108) x 0.00
                                            surrender charge = 0.45 x (1 -
                                                               0.34259259) x
                                                               0.00
                                            surrender charge = 0.45 x 0.65740741
                                                               x 0.00
                                            surrender charge = 0.00


OUTSTANDING LOAN BALANCE
The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.


END OF MONTH CASH SURRENDER VALUE
The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:
     EOM CSV = EOM CV - surrender charge - outstanding loan balance EOM CSV = 14,684.14 - 0.00 - 0.00
     EOM CSV = 14,684.14


END OF MONTH DEATH BENEFIT
The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

          level DB option,      guideline premium test: DB = Max (face amount
                              , cash value x IRS Corridor Factor)
     increasing DB option,      guideline premium test: DB = Max (face amount +
     cash value (floored at 0), cash value x IRS Corridor Factor)
          level DB option,   cash value accumulation test: DB = Max (face amount
                              , cash value x NSP Corridor Factor)
     increasing DB option, cash value accumulation test: DB = Max (face amount + cash value (floored at 0), cash value x NSP Corridor Factor)

The face amount is the same as that used to calculate the NAR in the COI charge.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
           level DB option, guideline premium test
                   face amount = 400,000.00
           cash value = EOM CV = 14,684.14
           IRS Corridor Factor = 2.22

                            DB = Max (face amount, cash value x IRS Corridor
                                 Factor)
                            DB = Max (400,000.00, 14,684.14 x 2.22)
                            DB = Max (400,000.00, 32,598.79)
                            DB = 400,000.00

                        EOM DB = DB - outstanding loan balance
                        EOM DB = 400,000.00 - 0.00
                        EOM DB = 400,000.00